Exhibit 99.1

PRESS RELEASE

Smartkem Reports Fourth Quarter and
Full Year 2024 Financial Results

Manchester, England – Tuesday, April 1, 2025 – Smartkem (Nasdaq: SMTK), which is seeking to change the world of electronics with a new class of transistor technology, today provides a business update and reports financial results for the three and twelve months ended December 31, 2024.

Smartkem Chairman and CEO, Ian Jenks, commented: "During the fourth quarter of 2024, Smartkem made bold strides towards commercializing our advanced semiconductor materials, which enable flexible, transparent and lightweight MicroLED displays, an industry projected to grow to over$4 billion by 2030.1 We delivered on every key milestone during the quarter, and in December, we raised $7.65 million in equity financing and received a $1.1 million grant from Innovate UK – critical funding to supercharge our momentum, expand our resources, and support our ongoing programs.

“Our commercialization strategy is built on three pillars: advancing our polymer materials, developing EDA tools, and establishing scalable manufacturing processes. Concentrating on executing this strategy, we established some key goals for 2025, which included:

✓	Commencing development work on a rollable, transparent MicroLED display with our partner, AUO;
✓	Completing first sale of our TRUFLEX® materials to Chip Foundation under the terms of our co-development agreement;
✓	Extending Technology Transfer Agreement with RiTdisplay to transfer Smartkem’s OTFT process from ITRI to RiTdisplay’s Gen2.5 line;
•	Entering into a joint development agreement for a “chip-first” MicroLED display;
•	Entering into additional collaboration and/or co-development agreements that further advance our technology toward commercialization; and
•	Producing a demonstration of a MicroLED display using our OTFT technology.

“Our early wins in 2025, including the project commencement with AUO and the first commercial sales of our TRUFLEX® advanced semiconductor materials show our focus on accelerating towards commercialization of our technology. We are well on our way to delivering further objectives set out including additional joint development agreements and product demonstrations at upcoming industry events. I look forward to updating you of our progress throughout the year as we continue to solidify our position as a global leader in organic transistor technology that has the potential to change the world of electronics,” added Jenks.

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

Recent Business Highlights

•	Advanced strategic partnership with RiTdisplay Corporation, a leading developer of optoelectronic solutions, visual displays and passive-matrix OLED displays, in a new phase toward commercialization, including the planned integration of Smartkem’s OTFT process on to RiTdisplay’s Gen 2.5 Pilot Line.
•	Positioned to unveil the first MicroLED-in-a-Package (MiP) Backlight using Smartkem’s unique and proprietary technology at this year's Touch Taiwan conference in Taipei City, Taiwan which runs from April 16-18th 2025.
•	Completed first sale of TRUFLEX® semiconductor materials to joint development partner, Chip Foundation, a manufacturer of semiconductor and integrated circuit devices, for use in the co-development of a new generation of MicroLED-based backlight technology for Liquid Crystal Displays.
•	Signed multi-year agreement with FlexiIC, a company providing innovation in the design of flexible integrated circuits and systems, to begin a new project to develop a new generation of CMOS for smart sensors.
•	Partnered with AUO, the largest display manufacturer in Taiwan, to jointly develop the world's first advanced rollable, transparent MicroLED display.
•	Appointed Jonathan Watkins as Chief Operating Officer (COO), with responsibility for global operations and strategic partnerships.
•	Participated at SEMICON® Korea 2025.

Full Year 2024 Financial Highlights:

•	Completed concurrent public and private offerings in December 2024 for aggregate proceeds of $7.65 million.
•	Received and accepted a £900,000 (USD 1.1 million) grant from Innovate UK for a project partnership with AUO to develop a rollable, transparent MicroLED display.
•	Cash and cash equivalents were $7.1 million as of December 31, 2024, compared to $8.8 million as of December 31, 2023.
•	Revenues were $82 thousand for the year ended December 31, 2024, up compared to $27 thousand for the same period of 2023, primarily due to an increase in the sale of demonstrator products to potential partners, as the company sought to expand its marketing efforts.
•	Operating expenses were $11.5 million for the year ended December 31, 2024, compared to $10.8 million for the same period of 2023.

About Smartkem

Smartkem is seeking to change the world of electronics with a new class of transistor using its proprietary advanced semiconductor materials. Its technology can be used in a range of applications including MicroLED, LCD and AMOLED displays, as well as advanced computer and AI chip packaging, and a new type of sensor.

In seeking to enable the adoption and mass commercialization of MicroLED displays, Smartkem’s low temperature (80C) process allows its liquid transistors to be poured directly onto the MicroLEDs, eliminating many of the high-cost, low-yield manufacturing processes used in traditional production. This innovation reduces defects, enhances yield and integrates seamlessly into existing manufacturing infrastructure, making MicroLED displays more commercially viable across sectors including smartphones, wearables, automatives and digital signage.

Smartkem develops its materials at its research and development facility in Manchester, UK and provides prototyping services at the Centre for Process Innovation (CPI) at Sedgefield, UK. It has a field application office in Taiwan. The company has an extensive IP portfolio including 138 granted patents across 17 patent families, 16 pending patents and 40 codified trade secrets. For more information, visit our website or follow us on LinkedIn.

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on Smartkem, Inc.'s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expect," "intend," "plan," "project," "believe," "estimate," and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Industry Representatives and Media

Selena Kirkwood
Head of Communications for Smartkem

T: +44 (0) 7971 460 364
s.kirkwood@smartkem.com

Analysts and Investors

David Barnard, CFA

Alliance Advisors Investor Relations

T: 1 415 433 3777

dbarnard@allianceadvisors.com

1 2024 Omdia Report

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

SMARTKEM, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except number of shares and per share data)

	December 31,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$7,141	$8,836
Accounts receivable	—	268
Research and development tax credit receivable	519	610
Prepaid expenses and other current assets	849	811
Total current assets	8,509	10,525
Property, plant and equipment, net	269	455
Right-of-use assets, net	120	285
Other assets, non-current	6	7
Total assets	$8,904	$11,272

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$1,791	$1,178
Lease liabilities, current	47	230
Other current liabilities	450	360
Total current liabilities	2,288	1,768
Lease liabilities, non-current	25	19
Warrant liability	—	1,372
Total liabilities	2,313	3,159

Commitments and contingencies (Note 7)	—	—

Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, 856 and 13,765 shares issued and outstanding, at December 31, 2024 and December 31, 2023, respectively	—	—
Common stock, par value $0.0001 per share, 300,000,000 shares authorized, 3,590,217 and 889,668 shares issued and outstanding, at December 31, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	122,316	104,757
Accumulated other comprehensive loss	(1,105)	(1,578)
Accumulated deficit	(114,620)	(95,066)
Total stockholders' equity	6,591	8,113
Total liabilities and stockholders’ equity	$8,904	$11,272

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

SMARTKEM, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except number of shares and per share data)

	Year Ended December 31,
	2024	2023
Revenue	$82	$27
Cost of revenue	32	23
Gross profit	50	4

Other operating income	1,017	836

Operating expenses
Research and development	5,111	5,556
General and administrative	6,342	5,188
(Gain)/loss on foreign currency transactions	78	87
Total operating expenses	11,531	10,831

Loss from operations	(10,464)	(9,991)

Non-operating income/(expense)
Gain/(loss) on foreign currency transactions	(544)	1,213
Transaction costs allocable to warrants	—	(198)
Change in fair value of the warrant liability	672	465
Interest income/(expense)	7	12
Total non-operating income/(expense)	135	1,492

Loss before income taxes	(10,329)	(8,499)
Income tax expense	(1)	—
Net loss	$(10,330)	$(8,499)
Preferred stock deemed dividends	(9,224)	—
Net loss attributed to common stockholders	$(19,554)	$(8,499)

Weighted average shares outstanding - basic and diluted	3,260,127	1,344,892

Basic and diluted net loss per common share attributed to common stockholders	$(6.00)	$(6.32)

Net loss	$(10,330)	$(8,499)
Other comprehensive loss:
Foreign currency translation	473	(1,095)
Total comprehensive loss	$(9,857)	$(9,594)

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Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com